EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

                      Jurisdiction                                              Holder of
Name                                                                                      of Incorporation/Organization          Outstanding Stock

BancorpSouth Bank                       Mississippi           BancorpSouth, Inc.

Personal Finance Corporation                               Tennessee            BancorpSouth Bank

Century Credit Life Insurance
Company                                           Mississippi           BancorpSouth Bank

BancorpSouth Insurance Services, Inc.                            Mississippi           BancorpSouth Bank

BancorpSouth Investment Services, Inc.                             Mississippi           BancorpSouth Bank

BancorpSouth Municipal Development                               Arkansas             BancorpSouth Bank
Corporation

BancorpSouth Bank Securities Corporation                            Mississippi           BancorpSouth Bank

BancorpSouth Capital Trust I                                  Delaware              BancorpSouth, Inc.

Business Holding Company Trust I                                Delaware              BancorpSouth, Inc.

American State Capital Trust I                                 Delaware               BancorpSouth, Inc.

Signature Bancshares Preferred Trust I                               Delaware              BancorpSouth, Inc.

City Bancorp Preferred Trust I                                 Delaware           BancorpSouth, Inc.

Gumtree Wholesale Insurance Brokers, Inc.                          Mississippi           BancorpSouth, Inc.